Exhibit 99

MEREDITH DELIVERS OVER 20 PERCENT GROWTH IN FISCAL 2011 EARNINGS PER SHARE

Increases operating profit margin to 16 percent and cash flow by 12 percent

Generates record revenue performance in Integrated Marketing, Brand Licensing and Political Advertising

DES MOINES, IA (July 28, 2011) - Meredith Corporation (NYSE: MDP; www.meredith.com), the leading media and marketing company serving American women, today reported that fiscal 2011 earnings per share increased 22 percent to $2.78, compared to $2.28 in the prior-year period. Excluding special items in both periods, fiscal 2011 earnings per share from continuing operations increased 24 percent to $2.81, compared to $2.27 in the prior-year period. Total Company revenues rose to $1.4 billion and advertising revenues increased to $793 million. In addition, Meredith's cash flow from operations grew 12 percent to $215 million.

“Fiscal 2011 was a year of revenue gains and strong growth in profit and cash flow generation,” said Meredith Chairman and Chief Executive Officer Stephen M. Lacy. “We delivered record revenues at Meredith Integrated Marketing and Brand Licensing, and also set record highs for political and digital advertising. We strengthened our connection to consumers by launching new tablet editions and mobile apps, along with creative enhancements to existing products. Plus, we returned nearly 40 percent of our free cash flow to shareholders and reduced our debt by a third.”

Fiscal 2011 results included the following financial highlights:

•
Operating profit grew 22 percent and operating profit margin increased 270 basis points. These gains were primarily driven by higher advertising revenues and rates, along with a 2 percent decrease in operating expenses;

•	Local Media Group political advertising revenues were a record $35 million, and non-political advertising revenues increased 4 percent, the second consecutive year of growth;

•	Meredith Integrated Marketing and Brand Licensing each delivered record revenues along with strong profit growth; and

•	Meredith returned nearly $70 million to shareholders through dividends and its share repurchase program, a 45 percent increase over the prior-year period.

Fiscal 2011 fourth quarter earnings per share were $0.66, compared to $0.73 in the prior-year period. Excluding special items, fiscal 2011 fourth quarter earnings per share from continuing operations were $0.67, compared to $0.71. Fiscal 2011 fourth quarter revenues were $353 million, compared to $364 million.

In the fourth quarter of fiscal 2011, Meredith recorded special items related to the closure of the ReadyMade brand, selected workforce reductions, and a favorable adjustment related to the estimated fair value of the contingent consideration related to an acquisition. The net effect of these special items was a nominal charge of $34,000. Information on the special items recorded in fiscal 2011 and fiscal 2010 is available in Tables 1-4 of this press release. Results from ReadyMade have been reclassified to discontinued operations.

Meredith continues to execute a series of well-defined strategic initiatives to accelerate profit and free cash flow growth. These include:

•
Increasing its already strong consumer connection - Enhancing its leadership position with the 75 million American women Meredith reaches every month remains a top priority. In fiscal 2011 Meredith redesigned several of its leading magazines, and has more planned for fiscal 2012. The Company also increased unique visitors and page views across its 60 websites by approximately 10 percent and 20 percent, respectively, and increased viewership for its television stations across the country.

•
Strengthening its core magazine and television businesses - Advertising rates grew in both businesses from the prior year, and Meredith completed a number of initiatives to improve efficiencies and reduce costs now and going forward. As a result, operating profit margins improved in both the National and Local media groups.

•
Aggressively expanding digital activities - Meredith relaunched key websites, including BHG.com and Recipe.com in the fourth quarter of fiscal 2011, and in fiscal 2012 will continue rapid expansion of its mobile apps and launch more interactive tablet editions of its consumer brands. The percentage of Meredith's revenues generated from digital sources continues to grow, reaching an all-time high of approximately 10 percent in fiscal 2011.

•
Extending key brands to new products and services - The highly successful Better Homes and Gardens brand licensing program continues to grow at Walmart stores, reaching 3,000 SKUs, a six-fold increase since the program launched less than three years ago. Fiscal 2012 plans include emphasizing recent product extensions including paint, bath décor, and ceiling fans and lighting. Additionally, the Better syndicated daily lifestyle television show created by Meredith Video Studios will broaden its reach to more than 80 percent of American households this fall by adding New York City, the nation's largest market.

•
Significantly growing Meredith Integrated Marketing - Meredith's objective is to grow Meredith Integrated Marketing (MIM) into a third major business unit by the end of fiscal 2014. Cross-selling new services to existing clients and winning new business are the pillars of MIM's growth strategy. In fiscal 2011, MIM made major progress toward this goal by securing key contract renewals with clients such as Kraft and Chrysler, and significantly expanding programs with Lowe's and Ford.

•
Making select acquisitions and investments to increase scale and capabilities - Meredith positioned itself for future growth by entering into an agreement with the Turner Broadcasting System to run the day-to-day operations of its Peachtree TV (WPCH-TV) station, extending Meredith's presence in the attractive Atlanta market. It also completed the acquisitions of multi-channel food brand EatingWell; women's lifestyle digital brand Real Girls Media; and mobile marketing agency The Hyperfactory. Each of these opportunities possesses significant upside potential.

•
Increasing cash flow and return a meaningful portion to shareholders - Over the last decade, Meredith has generated nearly $2 billion in cash flow from operations. Over that time, Meredith has returned about half to shareholders through dividends and share repurchases.

“We have a clear plan in place and are executing against a number of research-based initiatives we believe will accelerate revenue growth and increase operating profit margins and cash flow over time,” Lacy said. “These strategies extend across all of our businesses, have significant digital components, and capitalize on the broad content creation and marketing capabilities we possess. We continue to look to invest in new capabilities to further maximize potential growth opportunities.”

OPERATING DETAIL

LOCAL MEDIA GROUP

Fiscal 2011 Local Media Group operating profit grew more than 65 percent from the prior year to $88 million, and revenues were $322 million, up 14 percent. Both marked the Local Media Group's best performance since pre-recession fiscal 2007. EBITDA margin increased to 35 percent.

Looking more closely at fiscal 2011, Meredith again outperformed the industry as:

•	Non-political advertising revenues grew 4 percent to $256 million.

•	Eight of Meredith's 10 largest advertising categories grew revenues, led by Automotive, Retail and Media.

•	Political advertising revenues were a record $35 million, led by strong spending at Meredith stations in Hartford, Las Vegas, Portland and Kansas City.

“For the second consecutive year, strong advertising revenue performance was broad-based across our largest categories and markets, once again proving local television's unique power to drive consumers to retail,” said Lacy. “We were able to secure higher ad rates and use our strong news ratings to drive political advertising.”

Meredith delivered strong ratings in fiscal 2011. Of note:

•	Meredith's CBS affiliates in Hartford and Flint/Saginaw continue to lead their markets. In Hartford, the local Better Connecticut daily show grew considerably at 3 p.m.

•
In morning news, Meredith's CBS affiliates in Hartford and Flint/Saginaw and its FOX affiliate in Las Vegas were No. 1 in their markets. News viewership at Meredith's CBS affiliates in Atlanta and Kansas City also grew.

•	In late night news, Meredith's stations in Portland, Hartford, Nashville, Kansas City, Las Vegas, and Flint/Saginaw were either No. 1 or 2 in their markets.

Fiscal 2011 fourth quarter Local Media Group operating profit was $19 million and revenues were $78 million. This compares to fiscal 2010 fourth quarter operating profit of $21 million and revenues of $77 million. Meredith recorded $3.2 million less in political advertising in the fourth quarter of fiscal 2011 compared to fiscal 2010.

Fiscal 2011 fourth quarter non-political advertising revenues grew 3 percent to $66 million. Results were impacted by the natural disasters in Japan and the related shortage of newly manufactured Japanese automobiles available for sale.

Looking ahead, the Local Media Group is executing a series of strategic growth initiatives, including continued emphasis on its largest markets with the most upside potential such as Atlanta and Phoenix; redesigns of its station websites; creation of a number of new mobile apps; and expansion of Meredith Video Studios and the reach of its Better show.

NATIONAL MEDIA GROUP

Fiscal 2011 National Media Group operating profit margin improved to 17 percent as operating profit grew 6 percent from the prior year to $180 million. The National Media Group delivered its best operating profit and margin performance since pre-recession fiscal 2008. Revenues were $1.08 billion, compared to $1.10 billion in fiscal 2010. Advertising revenues were $501 million, compared to $525 million in the prior year. Average advertising revenue per magazine page grew more than 5 percent.

Meredith's national media brands once again enhanced their connections to individual consumers across media platforms in fiscal 2011. Examples included:

•	Readership of Meredith magazines increased to 111 million, according to the most recent data from Mediamark Research and Intelligence.

•	Unique visitors and page views to Meredith's consumer websites each grew by double digits, buoyed by creative enhancements and the acquisition of the Real Girls Media Network.

•
Meredith launched tablet editions of many of its popular brands - including Better Homes and Gardens, Parents, Family Circle, Fitness and More - across the leading electronic tablet formats, including the Apple iPad and Barnes & Noble's Nook. Additionally, Meredith introduced a variety of mobile apps for smartphones that are increasing consumer interaction with its brands.

Fiscal 2011 fourth quarter National Media Group operating profit increased 5 percent to $49 million. Revenues were $275 million, compared to $287 million in the prior year. Advertising revenues were $123 million, compared to $134 million in the prior year. Both Meredith Integrated Marketing and Brand Licensing increased revenues and operating profit in the fourth quarter.

“While I am encouraged by the very strong connections our brands continue to have with consumers, our national advertising customers have been challenged by high commodity and fuel costs and a weak economy which are impacting their advertising and marketing budgets,” Lacy said. “In response, we are focusing on content, media platforms and advertising categories that are larger and where growth prospects are better.”

To improve performance, the National Media Group is executing a series of strategic initiatives including:

•
Proving the effectiveness of print advertising. Meredith recently launched a new research-driven product that provides marketers a guaranteed return on their advertising investment in Meredith magazines. An industry first, the Meredith Engagement Dividend© uses The Nielsen Company's highly regarded Homescan data and Meredith's 85 million consumer database to prove increased product sales at retail as a result of print advertising in Meredith brands.

•
Expanding the food category. Already the National Media Group's largest category, it has proven to be a leading growth category over time. To bolster its food presence, Meredith recently acquired the multiplatform EatingWell Media Group and launched Recipe.com, which combines trusted recipes with instant in-store savings and manufacturer's coupons.

•	Diversifying advertising revenue streams. This strategy includes increased focus on digital and multi-platform advertising programs, as well as the fast growing retail, beauty and health categories.

•
Accelerating online consumer marketing initiatives to connect with younger audiences and increase circulation profit by moving more subscription acquisition, renewal and customer service activities online.

•	Increasing revenues from sources other than advertising. This includes continuing to grow Meredith Integrated Marketing and Brand Licensing.

OTHER FINANCIAL INFORMATION

In fiscal 2011, Meredith grew free cash flow 11 percent to $185 million from $167 million. During the year, Meredith raised its dividend by 11 percent, its 18th consecutive annual increase, and repurchased approximately 770,000 shares. At June 30, 2011, approximately 550,000 shares remained under current repurchase authorization.

Additionally during fiscal 2011, Meredith reduced its debt by $105 million to $195 million. The weighted average interest rate on Meredith's debt was 4.9 percent, and its debt-to-EBITDA ratio was less than 1 to 1 at June 30, 2011.

Unallocated corporate expenses grew by approximately $4 million in fiscal 2011, due in part to higher investment spending on Next Issue Media and related Tablet development.

All earnings per share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached condensed consolidated statements of earnings. Information on the special items in both fiscal 2011 and fiscal 2010 is available in Tables 1-4 and in certain previously communicated press releases.

OUTLOOK

Looking at fiscal 2012, Meredith expects continued improvements in National Media Group advertising revenues, with moderating declines in the first half of the fiscal year turning to modest growth in the second half. With two of three issues closed, fiscal 2012 first quarter magazine advertising revenues are expected to be down in the mid-single digits, compared to the prior-year period.

In Local Media, Meredith will be cycling against $34 million of net political advertising revenues recorded in the first half of fiscal 2011. With nine weeks left in the first quarter of fiscal 2012, non-political television advertising pacings are down in the low-single digits, compared to the prior-year period.

Meredith currently expects fiscal 2012 first quarter earnings per share to range from $0.45 to $0.50 and full-year fiscal 2012 earnings per share to range from $2.40 to $2.80.

CONFERENCE CALL WEBCAST

Meredith will host a conference call on July 28, 2011, at 11 a.m. EDT to discuss fiscal 2011 results. A live webcast will be accessible to the public on the Company's website, www.meredith.com, and a replay will be available for one week. A transcript will be available within 48 hours of the call at www.meredith.com

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate the performance of the Company. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA and free cash flow are common supplemental measures of performance used by investors and financial analysts. Management believes that EBITDA and free cash flow provide additional analytical tools to clarify the Company's results from core operations and delineate underlying trends. Meredith does not use EBITDA or free cash flow as a measure of liquidity or funds available for management's discretionary use because they include certain contractual and non-discretionary expenditures.

Results excluding special items recorded in fiscal 2011 and fiscal 2010 are also supplemental non-GAAP financial measures. Management believes these items are not reflective of Meredith's ongoing business activities. While results excluding special items are not a substitute for reported results under GAAP, management believes this information is useful as an aid in better understanding Meredith's current performance, performance trends and financial condition. Reconciliations of non-GAAP to GAAP measures are included in the attached tables. The attached condensed consolidated financial statements and reconciliation tables will be made available at www.meredith.com.

SAFE HARBOR

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company and its operations. Statements in this announcement that are forward-looking include, but are not limited to, the statements regarding advertising revenues and investment spending, along with the Company's revenue and earnings per share outlook for the first fiscal quarter and full year fiscal 2012.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company's industries; unexpected changes in interest rates; and the consequences of acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE: MDP; www.meredith.com) is the leading media and marketing company serving American women.  Meredith features multiple well-known national brands - including Better Homes and Gardens, Parents, Family Circle, Ladies' Home Journal, Fitness, More and American Baby - along with local television brands in fast-growing markets.  Meredith is the industry leader in creating content in key consumer interest areas such as home, family, health and wellness and self-development.  Meredith uses multiple distribution platforms - including print, television, online, mobile, tablets, and video - to give consumers content they desire and to deliver the messages of its advertising and marketing partners. According to the Advertising Industry Reports (AIR) survey of over 1,500 agency and marketing professionals, Meredith is the nation's “Highest Rated Media Company.”  Additionally, Meredith uses its many assets to create powerful custom marketing solutions for many of the nation's top brands and companies. Meredith has significantly added to its marketing solution capabilities in recent years through the acquisition of cutting-edge companies in areas such as digital, mobile, word-of-mouth, social and database marketing.

-- # # # # --

Shareholder/Financial Analyst Contact: Mike Lovell Director of Investor Relations Phone: (515) 284.3622 E-mail: Mike.Lovell@Meredith.com	Media Contact: Art Slusark Vice President/Corporate Communications Phone: (515) 284.3404 E-mail: Art.Slusark@Meredith.com

Meredith Corporation and Subsidiaries
Consolidated Statements of Earnings (Unaudited)

	Three Months		Twelve Months
Period Ended June 30,	2011	2010	2011	2010
(In thousands except per share data)
Revenues
Advertising	$189,002	$201,976	$792,792	$779,359
Circulation	65,328	70,248	261,458	279,636
All other	98,596	91,835	346,230	323,836
Total revenues	352,926	364,059	1,400,480	1,382,831
Operating expenses
Production, distribution, and editorial	139,572	135,789	554,101	572,292
Selling, general, and administrative	148,975	160,002	581,543	584,528
Depreciation and amortization	10,132	10,362	39,545	40,889
Total operating expenses	298,679	306,153	1,175,189	1,197,709
Earnings from operations	54,247	57,906	225,291	185,122
Interest income	3	26	31	51
Interest expense	(2,932)	(3,847)	(12,969)	(18,584)
Earnings from continuing operations before income taxes	51,318	54,085	212,353	166,589
Income taxes	(18,043)	(20,238)	(80,743)	(60,955)
Earnings from continuing operations	33,275	33,847	131,610	105,634
Loss from discontinued operations, net of taxes	(2,944)	(478)	(4,178)	(1,671)
Net earnings	$30,331	$33,369	$127,432	$103,963

Basic earnings per share
Earnings from continuing operations	$0.73	$0.75	$2.89	$2.34
Discontinued operations	(0.06)	(0.01)	(0.09)	(0.04)
Basic earnings per share	$0.67	$0.74	$2.80	$2.30
Basic average shares outstanding	45,339	45,381	45,497	45,289

Diluted earnings per share
Earnings from continuing operations	$0.73	$0.74	$2.87	$2.32
Discontinued operations	(0.07)	(0.01)	(0.09)	(0.04)
Diluted earnings per share	$0.66	$0.73	$2.78	$2.28
Diluted average shares outstanding	45,666	45,774	45,832	45,544

Dividends paid per share	$0.255	$0.230	$0.970	$0.910

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Twelve Months
Period Ended June 30,	2011	2010	2011	2010
(In thousands)
Revenues
National media group
Advertising	$122,531	$134,114	$501,382	$524,613
Circulation	65,328	70,248	261,458	279,636
Other revenues	87,279	82,584	315,382	296,220
Total national media group	275,138	286,946	1,078,222	1,100,469
Local media group
Non-political advertising	65,733	63,969	256,388	245,501
Political advertising	738	3,893	35,022	9,245
Other revenues	11,317	9,251	30,848	27,616
Total local media group	77,788	77,113	322,258	282,362
Total revenues	$352,926	$364,059	$1,400,480	$1,382,831

Operating profit
National media group	$49,331	$46,974	$179,628	$170,161
Local media group	19,294	20,619	87,852	52,910
Unallocated corporate	(14,378)	(9,687)	(42,189)	(37,949)
Income from operations	$54,247	$57,906	$225,291	$185,122

Depreciation and amortization
National media group	$3,481	$3,560	$13,516	$14,397
Local media group	6,150	6,257	24,003	24,417
Unallocated corporate	501	545	2,026	2,075
Total depreciation and amortization	$10,132	$10,362	$39,545	$40,889

EBITDA [1]
National media group	$52,812	$50,534	$193,144	$184,558
Local media group	25,444	26,876	111,855	77,327
Unallocated corporate	(13,877)	(9,142)	(40,163)	(35,874)
Total EBITDA [1]	$64,379	$68,268	$264,836	$226,011

1 EBITDA is earnings from continuing operations before interest, taxes, depreciation, and amortization.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	June 30,
Assets	2011	2010
(In thousands)
Current assets
Cash and cash equivalents	$27,721	$48,574
Accounts receivable, net	212,365	223,630
Inventories	21,529	26,807
Current portion of subscription acquisition costs	54,581	57,917
Current portion of broadcast rights	3,974	5,423
Other current assets	13,568	19,076
Total current assets	333,738	381,427
Property, plant, and equipment	459,257	450,966
Less accumulated depreciation	(272,819)	(263,964)
Net property, plant, and equipment	186,438	187,002
Subscription acquisition costs	54,286	55,228
Broadcast rights	1,292	2,977
Other assets	66,940	59,138
Intangible assets, net	545,101	552,210
Goodwill	525,034	489,334
Total assets	$1,712,829	$1,727,316

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt	$50,000	$50,000
Current portion of long-term broadcast rights payable	8,548	9,892
Accounts payable	82,878	109,897
Accrued expenses and other liabilities	115,735	109,225
Current portion of unearned subscription revenues	151,831	159,292
Total current liabilities	408,992	438,306
Long-term debt	145,000	250,000
Long-term broadcast rights payable	5,431	8,961
Unearned subscription revenues	120,024	130,699
Deferred income taxes	160,709	114,240
Other noncurrent liabilities	97,688	96,765
Total liabilities	937,844	1,038,971
Shareholders' equity
Common stock	36,282	36,329
Class B stock	8,776	9,086
Additional paid-in capital	58,274	66,311
Retained earnings	687,816	604,624
Accumulated other comprehensive loss	(16,163)	(28,005)
Total shareholders' equity	774,985	688,345
Total liabilities and shareholders' equity	$1,712,829	$1,727,316

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Twelve Months Ended June 30,	2011	2010
(In thousands)
Net cash provided by operating activities	$214,535	$191,651

Cash flows from investing activities
Acquisitions of businesses	(40,141)	(27,505)
Additions to property, plant, and equipment	(29,906)	(24,721)
Net cash used in investing activities	(70,047)	(52,226)

Cash flows from financing activities
Proceeds from issuance of long-term debt	62,500	160,000
Repayments of long-term debt	(167,500)	(240,000)
Purchases of Company stock	(24,896)	(6,274)
Dividends paid	(44,240)	(41,345)
Proceeds from common stock issued	8,676	9,573
Excess tax benefits from share-based payments	509	606
Other	(390)	(1,321)
Net cash used in financing activities	(165,341)	(118,761)
Net increase (decrease) in cash and cash equivalents	(20,853)	20,664
Cash and cash equivalents at beginning of year	48,574	27,910
Cash and cash equivalents at end of year	$27,721	$48,574

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Period Ended June 30, 2011	Three Months				Twelve Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$189,002	$—		$189,002	$792,792	$—		$792,792
Circulation	65,328	—		65,328	261,458	—		261,458
All other	98,596	—		98,596	346,230	—		346,230
Total revenues	352,926	—		352,926	1,400,480	—		1,400,480
Operating expenses
Production, distribution, and editorial	139,572	—		139,572	554,101	—		554,101
Selling, general, and administrative	149,162	(187)	(a)	148,975	581,730	(187)	(a)	581,543
Depreciation and amortization	10,132	—		10,132	39,545	—		39,545
Total operating expenses	298,866	(187)		298,679	1,175,376	(187)		1,175,189
Income from operations	54,060	187		54,247	225,104	187		225,291
Interest income	3	—		3	31	—		31
Interest expense	(2,932)	—		(2,932)	(12,969)	—		(12,969)
Earnings before income taxes	51,131	187		51,318	212,166	187		212,353
Income taxes	(20,401)	2,358		(18,043)	(83,101)	2,358		(80,743)
Earnings from continuing operations	30,730	2,545		33,275	129,065	2,545		131,610
Loss from discontinued operations, net of taxes	(365)	(2,579)	(b)	(2,944)	(1,599)	(2,579)	(b)	(4,178)
Net earnings	$30,365	$(34)		$30,331	$127,466	$(34)		$127,432

Basic earnings per share
Earnings from continuing operations	$0.67	$0.06		$0.73	$2.83	$0.06		$2.89
Discontinued operations	—	(0.06)		(0.06)	(0.03)	(0.06)		(0.09)
Basic earnings per share	$0.67	$—		$0.67	$2.80	$—		$2.80
Basic average shares outstanding	45,339	45,339		45,339	45,497	45,497		45,497

Diluted earnings per share
Earnings from continuing operations	$0.67	$0.06		$0.73	$2.81	$0.06		$2.87
Discontinued operations	(0.01)	(0.06)		(0.07)	(0.03)	(0.06)		(0.09)
Diluted earnings per share	$0.66	$—		$0.66	$2.78	$—		$2.78
Diluted average shares outstanding	45,666	45,666		45,666	45,832	45,832		45,832

(a) Reduction in contingent consideration payable of $6.3 million and the reversal of previously accrued restructuring charges of $1.2 million partially offset by current year severance costs of $6.4 million and the write-down of certain identifiable intangibles of $0.9 million

(b) Write-down of subscription acquisition costs and art and manuscript inventory

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Period Ended June 30, 2011	Three Months				Twelve Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media group
Advertising	$122,531	$—		$122,531	$501,382	$—		$501,382
Circulation	65,328	—		65,328	261,458	—		261,458
Other revenues	87,279	—		87,279	315,382	—		315,382
Total national media group	275,138	—		275,138	1,078,222	—		1,078,222
Local media group
Non-political advertising	65,733	—		65,733	256,388	—		256,388
Political advertising	738	—		738	35,022	—		35,022
Other revenues	11,317	—		11,317	30,848	—		30,848
Total local media group	77,788	—		77,788	322,258	—		322,258
Total revenues	$352,926	$—		$352,926	$1,400,480	$—		$1,400,480

Operating profit
National media group	$48,346	$985	(a)	$49,331	$178,643	$985	(a)	$179,628
Local media group	19,254	40	(b)	19,294	87,812	40	(b)	87,852
Unallocated corporate	(13,540)	(838)	(c)	(14,378)	(41,351)	(838)	(c)	(42,189)
Income from operations	$54,060	$187		$54,247	$225,104	$187		$225,291

Depreciation and amortization
National media group	$3,481	$—		$3,481	$13,516	$—		$13,516
Local media group	6,150	—		6,150	24,003	—		24,003
Unallocated corporate	501	—		501	2,026	—		2,026
Total depreciation and amortization	$10,132	$—		$10,132	$39,545	$—		$39,545

EBITDA[1]
National media group	$51,827	$985	(a)	$52,812	$192,159	$985	(a)	$193,144
Local media group	25,404	40	(b)	25,444	111,815	40	(b)	111,855
Unallocated corporate	(13,039)	(838)	(c)	(13,877)	(39,325)	(838)	(c)	(40,163)
TOTAL EBITDA [1]	$64,192	$187		$64,379	$264,649	$187		$264,836

1 EBITDA is earnings from continuing operations before interest, taxes, depreciation, and amortization.

(a) Reduction in contingent consideration payable of $6.3 million and the reversal of previously accrued restructuring charges of $0.9 million partially offset by current year severance costs of $5.4 million and the write-down of certain identifiable intangibles of $0.9 million

(b) Reversal of previously accrued restructuring charges partially offset by current year severance costs
(c) Severance costs

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Period Ended June 30, 2010	Three Months				Twelve Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$201,976	$—		$201,976	$779,359	$—		$779,359
Circulation	70,248	—		70,248	279,636	—		279,636
All other	91,835	—		91,835	323,836	—		323,836
Total revenues	364,059	—		364,059	1,382,831	—		1,382,831
Operating expenses
Production, distribution, and editorial	135,789	—		135,789	570,845	1,447	(a)	572,292
Selling, general, and administrative	159,114	888	(b)	160,002	579,255	5,273	(c)	584,528
Depreciation and amortization	10,362	—		10,362	40,889	—		40,889
Total operating expenses	305,265	888		306,153	1,190,989	6,720		1,197,709
Income from operations	58,794	(888)		57,906	191,842	(6,720)		185,122
Interest income	26	—		26	51	—		51
Interest expense	(3,847)	—		(3,847)	(18,584)	—		(18,584)
Earnings before income taxes	54,973	(888)		54,085	173,309	(6,720)		166,589
Income taxes	(22,261)	2,023	(d)	(20,238)	(70,146)	9,191	(e)	(60,955)
Earnings from continuing operations	32,712	1,135		33,847	103,163	2,471		105,634
Loss from discontinued operations, net of taxes	(478)	—		(478)	(1,671)	—		(1,671)
Net earnings	$32,234	$1,135		$33,369	$101,492	$2,471		$103,963

Basic earnings per share
Earnings from continuing operations	$0.72	$0.03		$0.75	$2.28	$0.06		$2.34
Discontinued operations	(0.01)	—		(0.01)	(0.04)	—		(0.04)
Basic earnings per share	$0.71	$0.03		$0.74	$2.24	$0.06		$2.30
Basic average shares outstanding	45,381	45,381		45,381	45,289	45,289		45,289

Diluted earnings per share
Earnings from continuing operations	$0.71	$0.03		$0.74	$2.27	$0.05		$2.32
Discontinued operations	(0.01)	—		(0.01)	(0.04)	—		(0.04)
Basic earnings per share	$0.70	$0.03		$0.73	$2.23	$0.05		$2.28
Diluted average shares outstanding	45,774	45,774		45,774	45,544	45,544		45,544

(a) Write-down of art and manuscript inventory resulting from the repositioning of certain national media group operations
(b) Reversal of restructuring charges for severance costs offset by the impairment of an investment
(c) Net severance costs, write-down of subscription acquisition costs, and the impairment of an investment offset by the reversal of restructuring charges
(d) Resolution of tax contingencies net of additional tax expense related to the reversal of restructuring changes
(e) Tax benefit as a result of state and local legislation, the resolution of tax contingencies, and the tax benefit of net restructuring charges

Table 4
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Period Ended June 30, 2010	Three Months				Twelve Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media group
Advertising	$134,114	$—		$134,114	$524,613	$—		$524,613
Circulation	70,248	—		70,248	279,636	—		279,636
Other revenues	82,584	—		82,584	296,220	—		296,220
Total national media group	286,946	—		286,946	1,100,469	—		1,100,469
Local media group
Non-political advertising	63,969	—		63,969	245,501	—		245,501
Political advertising	3,893	—		3,893	9,245	—		9,245
Other revenues	9,251	—		9,251	27,616	—		27,616
Total local media group	77,113	—		77,113	282,362	—		282,362
Total revenues	$364,059	$—		$364,059	$1,382,831	$—		$1,382,831

Operating profit
National media group	$48,325	$(1,351)	(a)	$46,974	$177,344	$(7,183)	(b)	$170,161
Local media group	20,156	463	(c)	20,619	52,447	463	(c)	52,910
Unallocated corporate	(9,687)	—		(9,687)	(37,949)	—		(37,949)
Income from operations	$58,794	$(888)		$57,906	$191,842	$(6,720)		$185,122

Depreciation and amortization
National media group	$3,560	$—		$3,560	$14,397	$—		$14,397
Local media group	6,257	—		6,257	24,417	—		24,417
Unallocated corporate	545	—		545	2,075	—		2,075
Total depreciation and amortization	$10,362	$—		$10,362	$40,889	$—		$40,889

EBITDA[1]
National media group	$51,885	$(1,351)	(a)	$50,534	$191,741	$(7,183)	(b)	$184,558
Local media group	26,413	463	(c)	26,876	76,864	463	(c)	77,327
Unallocated corporate	(9,142)	—		(9,142)	(35,874)	—		(35,874)
Total EBITDA[1]	$69,156	$(888)		$68,268	$232,731	$(6,720)		$226,011

1 EBITDA is earnings from continuing operations before interest, taxes, depreciation, and amortization.

(a) Reversal of restructuring charges for severance costs offset by the impairment of an investment
(b) Severance costs, write-down of art and manuscript inventory and subscription acquisition costs, and the impairment of an investment partially offset by the reversal of restructuring charges
(c) Reversal of restructuring charges for severance costs

Table 5
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to earnings from continuing operations in the following tables, is defined as earnings from continuing operations before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.

	Three Months Ended June 30, 2011				Twelve Months Ended June 30, 2011
	National Media	Local Media	Unallocated Corporate	Total	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$275,138	$77,788	$—	$352,926	$1,078,222	$322,258	$—	$1,400,480

Operating profit	$49,331	$19,294	$(14,378)	$54,247	$179,628	$87,852	$(42,189)	$225,291
Depreciation and amortization	3,481	6,150	501	10,132	13,516	24,003	2,026	39,545
EBITDA	$52,812	$25,444	$(13,877)	64,379	$193,144	$111,855	$(40,163)	264,836
Less:
Depreciation and amortization				(10,132)				(39,545)
Net interest expense				(2,929)				(12,938)
Income taxes				(18,043)				(80,743)
Earnings from continuing operations				$33,275				$131,610

Segment EBITDA margin	19.2%	32.7%			17.9%	34.7%

	Three Months Ended June 30, 2010				Twelve Months Ended June 30, 2010
	National Media	Local Media	Unallocated Corporate	Total	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$286,946	$77,113	$—	$364,059	$1,100,469	$282,362	$—	$1,382,831

Operating profit (loss)	$46,974	$20,619	$(9,687)	$57,906	$170,161	$52,910	$(37,949)	$185,122
Depreciation and amortization	3,560	6,257	545	10,362	14,397	24,417	2,075	40,889
EBITDA	$50,534	$26,876	$(9,142)	68,268	$184,558	$77,327	$(35,874)	226,011
Less:
Depreciation and amortization				(10,362)				(40,889)
Net interest expense				(3,821)				(18,533)
Income taxes				(20,238)				(60,955)
Earnings from continuing operations				$33,847				$105,634

Segment EBITDA margin	17.6%	34.9%			16.8%	27.4%

Table 6
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

FREE CASH FLOW
Free cash flow, which is reconciled to operating cash flow in the following table, is defined as operating cash flow less capital expenditures.

Twelve Months Ended June 30,	2011	2010
(In thousands)
Free cash flow	$184,629	$166,930
Capital expenditures	29,906	24,721
Net cash provided by operating activities	$214,535	$191,651

Table 7
Meredith Corporation and Subsidiaries
Consolidated Statement of Earnings (Unaudited)

	Three Months Ended				Year Ended
	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	June 30, 2011
(In thousands except per share data)
Revenues
Advertising	$204,825	$213,755	$185,210	$189,002	$792,792
Circulation	65,940	63,737	66,453	65,328	261,458
All other	71,975	88,441	87,218	98,596	346,230
Total revenues	342,740	365,933	338,881	352,926	1,400,480
Operating expenses
Production, distribution, and editorial	142,841	137,251	134,437	139,572	554,101
Selling, general, and administrative	141,932	148,506	142,130	148,975	581,543
Depreciation and amortization	9,785	9,663	9,965	10,132	39,545
Total operating expenses	294,558	295,420	286,532	298,679	1,175,189
Earnings from operations	48,182	70,513	52,349	54,247	225,291
Interest income	11	11	6	3	31
Interest expense	(3,522)	(3,362)	(3,153)	(2,932)	(12,969)
Earnings from continuing operations before income taxes	44,671	67,162	49,202	51,318	212,353
Income taxes	(18,609)	(26,065)	(18,026)	(18,043)	(80,743)
Earnings from continuing operations	26,062	41,097	31,176	33,275	131,610
Loss from discontinued operations, net of taxes	(355)	(540)	(339)	(2,944)	(4,178)
Net earnings	$25,707	$40,557	$30,837	$30,331	$127,432

Basic earnings per share
Earnings from continuing operations	$0.58	$0.90	$0.69	$0.73	$2.89
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.06)	(0.09)
Basic earnings per share	$0.57	$0.89	$0.68	$0.67	$2.80
Basic average shares outstanding	45,483	45,571	45,594	45,339	45,497

Diluted earnings per share
Earnings from continuing operations	$0.57	$0.90	$0.68	$0.73	$2.87
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.07)	(0.09)
Diluted earnings per share	$0.56	$0.89	$0.67	$0.66	$2.78
Diluted average shares outstanding	45,748	45,912	45,998	45,666	45,832

Table 8
Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months Ended				Year Ended
	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	June 30, 2011
(In thousands)
Revenues
National media group
Advertising	$135,502	$122,352	$120,997	$122,531	$501,382
Circulation	65,940	63,737	66,453	65,328	261,458
Other revenues	65,273	82,394	80,436	87,279	315,382
Total national media group	266,715	268,483	267,886	275,138	1,078,222
Local media group
Non-political advertising	57,748	69,376	63,531	65,733	256,388
Political advertising	11,575	22,027	682	738	35,022
Other revenues	6,702	6,047	6,782	11,317	30,848
Total local media group	76,025	97,450	70,995	77,788	322,258
Total revenues	$342,740	$365,933	$338,881	$352,926	$1,400,480

Operating profit
National media group	$39,630	$42,200	$48,467	$49,331	$179,628
Local media group	16,728	38,549	13,281	19,294	87,852
Unallocated corporate	(8,176)	(10,236)	(9,399)	(14,378)	(42,189)
Income from operations	$48,182	$70,513	$52,349	$54,247	$225,291

Depreciation and amortization
National media group	$3,352	$3,337	$3,346	$3,481	$13,516
Local media group	5,928	5,816	6,109	6,150	24,003
Unallocated corporate	505	510	510	501	2,026
Total depreciation and amortization	$9,785	$9,663	$9,965	$10,132	$39,545

EBITDA[1]
National media group	$42,982	$45,537	$51,813	$52,812	$193,144
Local media group	22,656	44,365	19,390	25,444	111,855
Unallocated corporate	(7,671)	(9,726)	(8,889)	(13,877)	(40,163)
Total EBITDA[1]	$57,967	$80,176	$62,314	$64,379	$264,836

1 EBITDA is earnings from continuing operations before interest, taxes, depreciation, and amortization.

Table 9
Meredith Corporation and Subsidiaries
Consolidated Statement of Earnings (Unaudited)

	Three Months Ended				Year Ended
	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	June 30, 2010
(In thousands except per share data)
Revenues
Advertising	$191,253	$187,570	$198,560	$201,976	$779,359
Circulation	68,971	66,747	73,670	70,248	279,636
All other	70,711	81,721	79,569	91,835	323,836
Total revenues	330,935	336,038	351,799	364,059	1,382,831
Operating expenses
Production, distribution, and editorial	150,304	142,392	143,807	135,789	572,292
Selling, general, and administrative	138,447	145,746	140,333	160,002	584,528
Depreciation and amortization	10,101	10,115	10,311	10,362	40,889
Total operating expenses	298,852	298,253	294,451	306,153	1,197,709
Earnings from operations	32,083	37,785	57,348	57,906	185,122
Interest income	10	9	6	26	51
Interest expense	(5,041)	(5,744)	(3,952)	(3,847)	(18,584)
Earnings from continuing operations before income taxes	27,052	32,050	53,402	54,085	166,589
Income taxes	(8,405)	(12,745)	(19,567)	(20,238)	(60,955)
Earnings from continuing operations	18,647	19,305	33,835	33,847	105,634
Loss from discontinued operations, net of taxes	(306)	(351)	(536)	(478)	(1,671)
Net earnings	$18,341	$18,954	$33,299	$33,369	$103,963

Basic earnings per share
Earnings from continuing operations	$0.42	$0.43	$0.74	$0.75	$2.34
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)	(0.04)
Basic earnings per share	$0.41	$0.42	$0.73	$0.74	$2.30
Basic average shares outstanding	45,158	45,288	45,331	45,381	45,289

Diluted earnings per share
Earnings from continuing operations	$0.41	$0.43	$0.74	$0.74	$2.32
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)	(0.04)
Diluted earnings per share	$0.40	$0.42	$0.73	$0.73	$2.28
Diluted average shares outstanding	45,317	45,547	45,651	45,774	45,544

Table 10
Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months Ended				Year Ended
	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	June 30, 2010
(In thousands)
Revenues
National media group
Advertising	$136,639	$117,133	$136,727	$134,114	$524,613
Circulation	68,971	66,747	73,670	70,248	279,636
Other revenues	64,514	76,478	72,644	82,584	296,220
Total national media group	270,124	260,358	283,041	286,946	1,100,469
Local media group
Non-political advertising	53,671	67,549	60,312	63,969	245,501
Political advertising	943	2,888	1,521	3,893	9,245
Other revenues	6,197	5,243	6,925	9,251	27,616
Total local media group	60,811	75,680	68,758	77,113	282,362
Total revenues	$330,935	$336,038	$351,799	$364,059	$1,382,831

Operating profit
National media group	$39,094	$32,349	$51,744	$46,974	$170,161
Local media group	2,400	17,063	12,828	20,619	52,910
Unallocated corporate	(9,411)	(11,627)	(7,224)	(9,687)	(37,949)
Income from operations	$32,083	$37,785	$57,348	$57,906	$185,122

Depreciation and amortization
National media group	$3,505	$3,640	$3,692	$3,560	$14,397
Local media group	6,122	5,960	6,078	6,257	24,417
Unallocated corporate	474	515	541	545	2,075
Total depreciation and amortization	$10,101	$10,115	$10,311	$10,362	$40,889

EBITDA[1]
National media group	$42,599	$35,989	$55,436	$50,534	$184,558
Local media group	8,522	23,023	18,906	26,876	77,327
Unallocated corporate	(8,937)	(11,112)	(6,683)	(9,142)	(35,874)
Total EBITDA[1]	$42,184	$47,900	$67,659	$68,268	$226,011

1 EBITDA is earnings from continuing operations before interest, taxes, depreciation, and amortization.